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                                                                     EXHIBIT 5.1





                   [PILLSBURY MADISON & SUTRO LLP LETTERHEAD]



                                  June 27, 1997

Vical Incorporated
9373 Towne Centre Drive
San Diego, CA 92121


         Re:      Registration Statement on Form S-8


Gentlemen:

         With reference to the Registration Statement on Form S-8 to be filed by Vical Incorporated, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to 700,000 shares of the Company's Common Stock issuable pursuant to the 1992 Stock Plan of Vical Incorporated (the "Plan"), it is our opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the Plan will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.



                                              Very truly yours,



                                              /s/ Pillsbury Madison & Sutro LLP